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                                     151 Farmington Avenue
                                     Hartford, CT 06156

[Aetna Logo]                         Susan E. Bryant
                                     Counsel
                                     Law Division, RC4A
                                     Investments & Financial Services
March 11, 1997                       (860) 273-7834
                                     Fax:  (860) 273-0356


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



Dear Sir or Madam:

As Counsel of Aetna Life Insurance and Annuity Company (the "Company"), I hereby consent to the use of my opinion dated February 28, 1997 (incorporated by reference to the Rule 24f-2 Notice for the fiscal year ended December 31, 1996 filed on behalf of Aetna GET Fund) as an exhibit to this Post-Effective Amendment No. 11 on Form N-1A to Registration Statement (File Nos. 33-12723 and 811-5062).


Sincerely,

/s/ Susan E. Bryant
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    Susan E. Bryant